CONSENT OF INDEPENDENT PUBLIC ACCOUNTS



As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended March 31, 1999, of Southern California Edison Company into the previously filed Registration Statements which follow:

      Registration Form             File No.                Effective Date
     --------------------           --------                --------------

         Form S-3                  33-53288                 November 6, 1992
         Form S-3                  33-50251                 September 21, 1993
         Form S-3                  33-59001                 May 15, 1995
         Form S-3                  333-00497                February 2, 1996



                               ARTHUR ANDERSEN LLP
                               ARTHUR ANDERSEN LLP

May 6, 1999